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                             WALL DATA INCORPORATED                Exhibit (11)
                        COMPUTATION OF EARNINGS PER SHARE

                                                                            THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                SEPTEMBER 30,
                                                                          1996           1995           1996            1995
                                                                       ----------     ----------     -----------     -----------
PRIMARY
    Average shares outstanding                                          9,085,454      9,230,293       9,033,698       9,263,067
    Net effect of dilutive stock options based on the treasury
       stock method using average market price                                 --             --         437,970         853,087
                                                                       ----------     ----------     -----------     -----------
    Total weighted average shares outstanding                           9,085,454      9,230,293       9,471,668      10,116,154
                                                                       ==========     ==========     ===========     ===========
    Net income (loss)                                                  $ (645,000)    $ (204,000)    $ 1,527,000     $ 4,799,000
                                                                       ==========     ==========     ===========     ===========
    Net income (loss) per share                                        $    (0.07)    $    (0.02)    $      0.16     $      0.47
                                                                       ==========     ==========     ===========     ===========

FULLY DILUTED
    Average shares outstanding                                          9,085,454      9,230,293       9,033,698       9,263,067
    Net effect of dilutive stock options based on the treasury stock method using the period-end market price, if
       higher than average market price                                        --             --         437,970         853,087
                                                                       ==========     ==========     ===========     ===========
    Total weighted average shares outstanding                           9,085,454      9,230,293       9,471,668      10,116,154
                                                                       ==========     ==========     ===========     ===========
    Net income (loss)                                                  $ (645,000)    $ (204,000)    $ 1,527,000     $ 4,799,000
                                                                       ==========     ==========     ===========     ===========
    Net income (loss) per share                                        $    (0.07)    $    (0.02)    $      0.16     $      0.47
                                                                       ==========     ==========     ===========     ===========


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